SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K/A



                             CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                           December 1, 2000



                   NORTHWEST AIRLINES CORPORATION
                (formerly Newbridge Parent Corporation)
          (Exact Name of Registrant as Specified in Charter)

                              Delaware
              (State or Other Jurisdiction of Incorporation)

                              0-23642
                     (Commission File Number)

                            41-1905580
                   (IRS Employer Identification No.)

             2700 Lone Oak Parkway, Eagan Minnesota 55121
          (Address of Principal Executive Offices) (Zip Code)

                         (612) 726-2111
         (Registrants' Telephone Number, Including Area Code)

This 8-K/A filing is being made because of typographical errors in the previous 8-K , dated December 1, 2000. This Form 8-K/A amends, supercedes and replaces the previous Form 8-K, dated December 1, 2000.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
------    ------------------------------------------------------------------

(c)  Exhibits

     99.1 Letter to analysts and investors concerning fourth quarter 2000 guidance and first half 2001 capacity outlook, dated December 1, 2000.

Item 9.   Regulation FD Disclosure.
------    ------------------------

     The information the Registrant elects to disclose through Form 8-K pursuant to Regulation FD Rules 100-103 is included in Exhibit 99.1 of this 8-K/a.



















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

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          NORTHWEST AIRLINES CORPORATION

                                          By:  /s/ Hiram A. Cox
                                              -----------------
                                          Name:     Hiram A. Cox
                                          Title:    Senior Vice President,
                                                    Controller


December 1, 2000




                EXHIBIT INDEX



EXHIBIT
NUMBER         DESCRIPTION
------------   -------------------

99.1 Letter to analysts and investors concerning fourth quarter 2000 guidance and first half 2001 capacity outlook, dated December 1, 2000.

                                                                EXHIBIT 99.1


December 1, 2000

Dear Analysts and Investors:

Please find attached updated guidance on fourth quarter 2000 and our first half 2001 capacity outlook.

If you should have any questions on the information provided, please don't hesitate to call me at 612-726-8348.

Sincerely,



Mark Long
Vice President
Investor Relations

















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

Statements in this filing which are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in on suggested by the forward-looking statements. Information with respect to the factors and events that could cause these differences is contained in the Company's Annual Report or Form 10-K for the year ended December 31, 1999. We undertake no obligations to update any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

Updated guidance on the fourth quarter 2000 includes October actual and a forecast for November and December.

Fourth Quarter 2000 Outlook
---------------------------

-    Northwest Airlines jet capacity year over year.
     +  1.0%   Domestic
     +  2.7%   Pacific
     + 21.4%   Atlantic   (KLM transatlantic Joint Venture up 6.1%)
     +  3.8%  System

- System Load Factor is expected to increase 0.5 to 1.0 points year over year on stronger traffic.

- October actual domestic unit revenue per available seat mile (RASM) increased 6.8% year over year, which was above the ATA reported industry average.

- Consistent with how we report unit costs, (which excludes Express, MLT, and Freighter operations, approximately $245 million in expenses,) unit costs per available seat mile (CASM) are expected to increase 5.5% year over year.

- Unit costs (excluding fuel) are expected to increase approximately 1.5% year over year.

- Fourth quarter fuel cost per gallon is estimated at 81 cents excluding taxes reflecting the benefit of our favorable fuel hedging with 75% of the quarter's requirement hedged in crude futures at $18.85 per barrel.

-    There are no fuel hedges in place for 2001.



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

2001 Outlook
------------

Estimated Capacity changes year over year.

                1st Qtr         2nd Qtr
                -------         -------

Domestic           flat          + 1.7%
Pacific          (2.3%)          (1.7%)
Atlantic         +30.9%          +10.0%
System           + 2.5%          + 1.9%

The introduction of our upgraded World Business Class product, which improves seat pitch from 48 inches to 60 inches, is the reason for the decline in Pacific capacity year over year. System capacity full year 2001 is expected to be up 2.5 to 3% year over year.


Financial impact of the Continental transaction
-----------------------------------------------

The Company intends to record a $26 million pre-tax non-recurring loss in the fourth quarter in connection with the sale of 6,685,279 shares of Continental Class A Common Stock to Continental Airlines, Inc. This sale is part of a Continental re-capitalization that is expected to close in February 2001. Immediately following the sale to Continental, the Company's remaining 1,975,945 shares of Class A Common Stock will be converted to 2,608,247 million shares of Continental Class B Common Stock, which have a book value of $107 million or $41 per share. The remaining shares will be accounted for under the cost method.





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